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                                                                    EXHIBIT 4.3

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                          First Supplemental Indenture

                            Dated as of June 28, 2000

                           Amending and Supplementing

                                    Indenture

                                 $57,650,103.55

                         Senior Discount Notes due 2007

                                      Among

                       TEXAS PETROCHEMICAL HOLDINGS, INC.,

                                TPC HOLDING CORP.

                                       and

                      STATE STREET BANK AND TRUST COMPANY,

                                 As Successor to

                          FLEET NATIONAL BANK, Trustee



                            Dated as of July 1, 1996


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     FIRST SUPPLEMENTAL INDENTURE, dated as of June 28, 2000, among TEXAS
PETROCHEMICAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Holdings"), TPC HOLDING CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called, "TPC Holding"), PETROCHEMICAL PARTNERSHIP HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Newco"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts chartered trust company, as successor to FLEET NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States, Trustee (herein called the "Trustee").

                              RECITALS OF HOLDINGS

     Holdings, TPC Holding and the Trustee are parties to an Indenture, dated as of July 1, 1996, pursuant to which Holdings has issued Senior Discount Notes due 2007 (the "Securities").

     TPC Holding has made a guaranty pursuant to Article TWELVE of the Indenture (the "Security Guaranty").

     TPC Holding has transferred 99% of the stock of Texas Petrochemicals Corporation to Newco, and, pursuant to Section 8.01 of the Indenture Newco will assume the Security Guaranty by this Supplemental Indenture.

     The consent of any Holder, as defined in the Indenture, is not required with respect to the transfer of the stock of Texas Petrochemicals Corporation to Newco or for this Supplemental Indenture.

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     The parties hereto agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

     Section 1. Assumption of Security Guaranty. Pursuant to the second clause
(i) of Section 8.01 of the Indenture, Newco hereby expressly assumes all the obligations of TPC Holding under its Guaranty of the Securities and the Indenture.

     Section 2. Miscellaneous. This Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflicts of laws principles thereof. The parties may sign any number of copies of this Supplemental Indenture and may sign in multiple counterparts; the parties are not required to execute the same copy of this Supplemental Indenture for it to be effective. Each of such counterparts shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture.


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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                   TEXAS PETROCHEMICAL HOLDINGS, INC.


                                   By: /s/ Stephen R. Wright
                                       ----------------------------
                                   Name: Stephen R. Wright
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                                   Title: Vice President
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                                   TPC HOLDING CORP.


                                   By: /s/ Stephen R. Wright
                                       ----------------------------
                                   Name: Stephen R. Wright
                                         --------------------------
                                   Title: Vice President
                                         --------------------------

                                   PETROCHEMICAL PARTNERSHIP HOLDINGS, INC.


                                   By: /s/ Stephen R. Wright
                                       ----------------------------
                                   Name: Stephen R. Wright
                                         --------------------------
                                   Title: Vice President
                                         --------------------------

                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                                   By: /s/ Michael Hopkins
                                       ----------------------------
                                   Name: Michael Hopkins
                                         --------------------------
                                   Title: Vice President
                                         --------------------------

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